UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2015

Five Oaks Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Av., 19th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 257-5073

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d). Appointment of Director.

On April 17, 2015, the Board of Directors (the “Board”) of Five Oaks Investment Corp. (the “Company”) announced that Walter C. Keenan has joined the Board, effective as of such time, to fill the vacancy created by the Board’s decision to increase the size of the Board from five directors to six. The Board has affirmatively determined that Mr. Keenan is an independent director pursuant to the applicable rules and regulations promulgated by the New York Stock Exchange and those issued under the Securities Act of 1934, as amended. Mr. Keenan is not expected to be named to serve on any specific committee of the Board prior to the Company’s 2015 Annual Meeting of Stockholders.

Mr. Keenan has over 25 years of experience in the financial services industry as an advisor, investor and executive manager. Since July 2013, he has served as Chief Executive Officer of Advantage Insurance Holdings Ltd., a specialty insurance group serving the insurance needs of high net worth individuals and business owners worldwide. Mr. Keenan was a consultant to Advantage Insurance from July 2012 through July 2013. Since October 2013, Mr. Keenan has also served as a director and audit committee chair of Republic Companies, Inc., a regional property and casualty insurance company. Prior to joining Advantage Insurance, from March 2011 to October 2011, Mr. Keenan served as Executive Chairman of Medicus Insurance Holdings, Inc., a provider of professional liability insurance to physicians, and was Chairman from July 2006 to March 2011. Before becoming an insurance industry executive, Mr. Keenan worked in private equity as President of JMP Capital, the principal investments group of JMP Group LLC (NYSE: JMP) from 2007 to 2011 and as a Principal of The Cypress Group from 2005 to 2007. Mr. Keenan’s work for JMP and Cypress included strategic investments in two mortgage REIT companies. Mr. Keenan began his career at Morgan Stanley, where he worked in investment banking from 1989 to 2003. Mr. Keenan received a Bachelor of Arts degree with Honors from Southern Methodist University.

Mr. Keenan will receive compensation for his service as a director as described in the summary of compensation arrangements to be set forth in the Company’s Proxy Statement for its 2015 Annual Meeting of Stockholders, a copy of which is expected to be filed with the SEC on April 20, 2015.

In connection with the election of Mr. Keenan as a director, the Company and Mr. Keenan will enter into an indemnification agreement, substantially in the form of the indemnification agreement filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

April 20, 2015	By:	/s/ DAVID OSTON
David Oston
Chief Financial Officer, Secretary and Treasurer